SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 25, 2008 (June 20, 2008)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
          Goodrich Petroleum Corporation (the “Company”) issued a press release on June 23, 2008 announcing second quarter 2008 operational and production information, an increase in its 2008 capital expenditure budget and the acquisition of additional Haynesville Shale acreage.
          A copy of the Company’s press release announcing the operational update is attached as Exhibit 99.1 to this current report on Form 8-K.
          In accordance with General Instruction B.2 of Form 8-K, neither the information under this Item 2.02 nor the press release attached as Exhibit 99.1 shall be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          John T. Callaghan resigned as a director of the Company effective June 20, 2008. Mr. Callaghan had also served the Company as a member of the Nominating and Corporate Governance Committee and the Audit Committee. As a result of the recent appointment of Ernst &Young LLP as independent auditors of the Company, Mr. Callaghan no longer qualified as an independent director under New York Stock Exchange rules due to family relationships with persons associated with that firm.
          Gene Washington was appointed to replace Mr. Callaghan on the Company’s Nominating and Corporate Governance Committee.
Item 9.01. Financial Statements and Other Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press release issued June 23, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: June 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued June 23, 2008.